Exhibit 10.5.2

                    BUY-SELL AGREEMENT BETWEEN CYTODYN, INC.
                    ----------------------------------------

                    AND SYMBION RESEARCH INTERNATIONAL, INC.
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        1.1     This Agreement is effective as of January 5, 2005 and is entered into by and between Symbion Research International, Inc.. ("Symbion") and Cytodyn, Inc. ("Cytodyn") in accordance with the terms and conditions set forth below.

                                        I

                                    RECITALS
                                    --------


        2.1 On September 17, 2004, the Ventura Superior Court entered a default judgment in favor of Symbion and against defendant Amerimmune, Inc, ordering, adjudging and decreeing that Symbion owned, among other things, the following intellectual property:

                A.      All  information  that  Symbion  provided  to  defendant
                        Amerimmune,   Inc.   regarding  the  initial  phase  one
                        clinical study protocol CYT99-02-01;

                B.      The protocol for clinical study  CYT99-02-01  ("Protocol
                        #1");

                C. The protocol for clinical study CYT1/2-01-02 ("Protocol #2"), and all amendments thereto;

                D. The revised dose escalation scheme for Cytolin which Symbion provided to defendant Amerimmune, Inc.;

                E. The research subject and consent form for Protocol #2 and all amendments thereto;

                F.      The case report forms for Protocol #2;

                G. The populated database containing the results of the case report forms for Protocols #1 and #2;

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                H.      All   information    Symbion   provided   to   defendant
                        Amerimmune, Inc. related to the identification and resolution of data queries and clarifications for the case report forms for Protocol #1 and Protocol #2;

                I. All information Symbion provided to defendant Amerimmune, Inc. relating to Symbion's statistical analysis of the information contained in the database for Protocol #1 and Protocol #2;

                J. The clinical study report, including interim clinical study reports, for Protocol #1 and Protocol #2;

                K.      All amendments to Protocol #2 that Symbion created;

                L. All amendments to investigational new drug application BB-IND 6845, including adverse events described in the annual reports for investigational new drug application BB-IND 6845 drafted by Symbion;

                M.      The investigators brochure for Cytolin;

                N.      All   information    Symbion   provided   to   defendant
                        Amerimmune, Inc. relating to the development of improved pharamacokinetics assay methodology for Protocol #2;

                0. The protocol for the next phase of the clinical testing subsequent to Protocol #1 and Protocol #2; and

                P. The clinical trial master files for Protocol #1 and Protocol #2.

The items of property listed above are hereinafter collectively referred to as "Symbion's Property,"


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        2.2     Cytodyn  acknowledges  and agrees that Symbion is the sole owner of Symbion's Property. Cytodyn wishes to purchase Symbion's Property in order to obtain approval from the U.S. Food and Drug Administration to conduct the Phase II/Phase III stud(ies) for the drug known as Cytolin and for use in connection with the Phase II/Phase III stud(ies).

        2.3 Cytodyn and Symbion are parties to a separate agreement entitled Master Agreement for Professional Services dated October 1, 2003 ("Master Agreement"). That agreement is attached as Exhibit 10.5 to Form SB-2/A which Cytodyn filed with the U.S. Securities and Exchange Commission on or about December 7, 2004, The parties hereto agree that the recitals, promises, understandings, and obligations hereinbefore and hereinafter in this Agreement are separate from and do not affect in any way the understandings, obligations, or terms of the Master Agreement.

        2.4 Pursuant to paragraph 3.1 below, Symbion retains all right, title and interest in and to any patent (foreign or domestic) that may be issued to Symbion or any other person or entity arising out of or relying upon Symbion's Property.

        2.5 Cytodyn reserves the right to contest any patent (foreign or domestic) that may issue to Symbion or any other person or entity arising out of or relying upon Symbion's Property on the ground that said patent is invalid.

        2.6 Symbion represents that it does not intend to manufacture, market or sell Cytolin, and that it does not intend to license any patent (foreign or domestic) it may obtain that arises out of or relies upon Symbion's Property to any party other than Cytodyn.

        2.7 If Symbion does obtain a patent (foreign or domestic) that results from Symbion's Property, it agrees to enter into a license agreement with Cytodyn that is mutually acceptable to



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both patties so that Cytodyn may use the patented  technology for the purpose of manufacturing, producing, marketing and selling Cytolin. The parties hereto agree that they will negotiate such a licensing agreement in good faith.

                                       II

                                    COVENANTS
                                    ---------


        NOW, THEREFORE, in consideration of and in reliance upon the recitals, promises, understandings, and obligations hereinbefore and hereinafter set forth, the parties hereto agree as follows:

        3.1 Subject to Sections 3.7 and 3.8 below, Symbion agrees to sell to Cytodyn all right, title and interest that it possesses in Symbion's Property. Notwithstanding the foregoing, Symbion retains all right, title and interest in and to any patent (foreign or domestic) that is issued to Symbion or any other entity that arises out of or relies upon Symbion's Property, subject to Paragraphs 2.4 to 2.7 above.

        3.2 Cytodyn agrees to grant Symbion non-qualified stock options to buy 83,122 shares of Cytodyn's common stock at a strike price of $0.75 per share. Cytodyn shall grant these options within 30 days after Cytodyn's shareholders approve its option plan but no later than December 31, 2005. Cytodyn shall grant these options in the name of Symbion Research International, Inc. and shall deliver a Notice of Stock Option Award as evidence of its grant of the options described herein to Dr. Peggy Pence at Symbion's offices located at 29219 Canwood Street, Suite 100, Agoura Hills, CA 91301. The options shall vest immediately upon granting. Symbion may exercise the options described herein in part or in whole at any time from the date that Cytodyn grants them to Symbion until 5 years thereafter.



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        3.3     In the event that Cytodyn's  shareholders  have not approved its option plan by December 31, 2005 thus making it impossible for Cytodyn to grant the options described above, Cytodyn shall pay Symbion $62,341.50 by January 15, 2006. Said payment and all other payments of money described herein shall be in lawful money of the United States of America.

        3.4 Symbion shall have the right to return the options described herein to Cytodyn any time after Cytodyn has completed its second round of financing. If Symbion so elects, Cytodyn shall pay Symbion $62,341.50 immediately for the options.

        3.5 Cytodyn also agrees to pay Symbion $25,000 within 30 days of the date that the parties hereto execute this Agreement.

        3.6 Cytodyn further agrees to pay Symbion an additional $275,000 within 30 days of Cytodyn's receipt of funds from its secondary round of financing, Cytodyn shall complete its secondary round of financing on or before December 31, 2005.

        3.7 The ownership rights obtained by Cytodyn in Symbion's property pursuant to this Agreement shall terminate upon the occurrence of any of the following events: (1) Cytodyn fails to make the payment called for in Paragraph 3.5; (2) Cytodyn fails to make the payment called for in Paragraph 3.6 prior to December 31, 2005; or (3) Cytodyn fails to grant the options described in Paragraph 3.2 and fails to make the payment described in Paragraph 3.3 in lieu of granting the options.

        3.8 If the ownership rights obtained by Cytodyn in Symbion's Property terminate pursuant to Paragraph 3.7 of this Agreement, Cytodyn shall return any and all of Symbion's Property which Cytodyn possesses (and all copies


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thereof)  to Symbion  forthwith,  and  Symbion  shall own all  right,  title and interest in and to Symbion's Property and all portions of the Phase II/Phase III stud(ies) that rely upon Symbion's Property.

                                       III

                                  MISCELLANEOUS
                                  -------------

        4.1 This Agreement may be executed in one or more counterparts including facsimile copies, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument. A signature transmitted by facsimile shall be as binding and effective as an original.

        4.2 This Agreement shall inure to the benefit of and bind the successors, assigns, heirs, executors, and administrators of the parties.

        4.3 Each individual signing and executing this Agreement on behalf of a partnership, corporation, trust, or other entity, warrants that he or she is duly authorized to sign and execute this Agreement on behalf of such partnership, corporation, trust or other entity, in accordance with the authority granted under the formation documents of such entity, that all conditions to the exercise of such authority have been satisfied, and that this Agreement is binding upon such entity in accordance with its terms.

        4.4 Each party to this Agreement agrees to do all things necessary or convenient to carry out or effectuate the terms and intent of this Agreement. Each and every provision hereof requiring a party to do a certain act, however expressed, shall include the obligation of such party not to take directly or indirectly, any action or do any act, or aid, assist or cooperate with any third party in the taking of any action or in the doing of any act, that would tend to defeat in any way the intent of this Agreement.


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        4.5     All questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereto shall be governed by the laws of the State of California.

        4.6 Photocopies of this Agreement, including photocopies of the signature pages hereof, may be used as originals, in the absence of any bona fide challenge to their authenticity.

        4.7 If any legal action or other proceeding is brought to enforce the terms of this Agreement, or to recover damages for its breach, the prevailing party shall be entitled to recover reasonable attorneys' fees and














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expenses and costs  incurred in connection  with such action or  proceeding,  in addition to any other relief to which it may be entitled.

        Wherefore, the parties have executed this agrement as of the dates set forth below.

Dated:  January 10, 2005              Cytodyn, Inc.
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                                      By:  /s/ Allen D. Allen
                                         -----------------------
                                           Allen D. Allen
                                           President

Dated:  January 10, 2005              Symbion Research International, Inc.
      ---------------------
                                      By:  /s/ Dr. Peggy Pence
                                         -----------------------
                                           Dr. Peggy Pence
                                           President and Chief Executive Officer









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